       As filed with the Securities and Exchange Commission on February 13, 2001
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SYMYX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      8731                                     77-0397908
(STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                             3100 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 764-2000


    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1997 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                STEVEN D. GOLDBY
                             CHIEF EXECUTIVE OFFICER
                            SYMYX TECHNOLOGIES, INC.
                             3100 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 764-2000


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
                                                   AMOUNT                 OFFERING                MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO             TO BE                    PRICE                AGGREGATE            AMOUNT OF
             BE REGISTERED                       REGISTERED               PER SHARE           OFFERING PRICE       REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, $0.001 par value,                   432,199                   $26.97            $11,656,407.03          $2,914.10
presently issued under the 1997 Stock
Plan (1)
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, $0.001 par value, to be
issued under the 1997 Stock Plan    (2)           773,343                   $30.66            $23,710,696.38          $5,927.67
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, $0.001 par value, to be
   issued under the 1999 Employee Stock
   Purchase Plan (3)                           301,385 shares               $26.06             $7,854,093.10          $1,963.52
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
                                                                                                                      $10,805.29
        TOTAL REGISTRATION FEES:
========================================= ========================= ====================== ====================== ==================

(1) The Proposed Maximum Offering Price Per Share has been computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based upon the weighted average exercise price per share of approximately $26.97 as to 432,199 outstanding but unexercised options to purchase Common Stock under the 1997 Stock Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 1997 Stock Plan. The computation is based on the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on February 9, 2001, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 1999 Employee Stock Purchase Plan. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 9, 2001, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

     This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-32574) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 15, 2000.

     (b) Proxy Statement filed as of April 26, 2000 in connection with the Annual Meeting of Stockholders held on June 14, 2000.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on May 9, 2000.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on August 8, 2000.

     (e) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on November 8, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on February 13, 2001.

                                        SYMYX TECHNOLOGIES, INC.

                                        By: /s/ Steven D. Goldby
                                            ------------------------------------
                                             Steven D. Goldby,
                                             Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Goldby and Jeryl L. Hilleman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                           TITLE                               DATE
              ---------                                           -----                               ----
/s/ Steven D. Goldby                                   Chief Executive Officer and              February 13, 2001
----------------------------------------               Chairman of the Board (Principal
Steven D. Goldby                                       Executive Officer)

                                                       Senior Vice President and Chief          February 13, 2001
/s/ Jeryl L. Hilleman                                  Financial Officer (Principal
----------------------------------------               Financial and Accounting Officer)
Jeryl L. Hilleman

/s/ Thomas R. Baruch                                   Director                                 February 13, 2001
----------------------------------------
Thomas R. Baruch

                                                       Director
----------------------------------------
Samuel D. Colella

                                                       Director
----------------------------------------
Martin Gerstel

/s/ Baron Gaulthaus Kraijenhoff                        Director
----------------------------------------
Baron Gaulthaus Kraijenhoff                                                                     February 13, 2001

                                                       Director
----------------------------------------
Francois L'Eplattenier

/s/ Kenneth J. Nussbacher                              Director                                 February 13, 2001
----------------------------------------
Kenneth J. Nussbacher

/s/ Mario M. Rosati                                    Director                                 February 13, 2001
----------------------------------------
Mario M. Rosati

/s/ Peter G. Schultz                                   Director                                 February 13, 2001
----------------------------------------
Peter G. Schultz

                                INDEX TO EXHIBITS



     EXHIBIT NUMBER                                             EXHIBIT DOCUMENT
     --------------                                             ----------------
         5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

        *10.3            1997 Stock Plan

        *10.4            1999 Employee Stock Purchase Plan

         23.1            Consent of Ernst & Young LLP, Independent Auditors

         23.2            Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit
                         5.1 hereto)

         24.1            Power of Attorney (see signature page)

* Incorporated by reference to the same number exhibit filed with Registrant's Registration Statement on Form S-1 (File No. 333-87453), as amended.